Exhibit 99.2

Exploration & Production



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
Amarillo
Dallas
El Paso
TX
Houston
SENECA RESOURCES AREAS

Pipeline & Storage


Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Gathering


Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA